UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

TOWER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

116 East Berry Street, Fort Wayne, Indiana 46802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (260) 427-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	A special meeting of the shareholders of the Company was held on February 7, 2014.

(b)	Matters voted upon and the results of the voting were as follows:

The shareholders voted 3,644,100 in affirmation and 12,423 in the negative, with 31,874 abstentions to approve the Agreement and Plan of Merger dated September 9, 2013 by and between Tower Financial Corporation and Old National Bancorp, pursuant to which Tower will merge with and into Old National.

The shareholders voted 3,574,839 in affirmation and 62,797 in the negative, with 51,061 abstentions to approve, in a non-binding advisory vote, the merger-related compensation that may or may not become due for the named executive officers.

Item 8.01 Other Events.

On February 7, 2014, Tower Financial Corporation issued a press release announcing shareholder approval of its merger with Old National Bancorp. A copy of the press release is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

99.1	Press release, dated February 7, 2014: Tower Financial Announces Shareholder Approval of Merger with Old National Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2014

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill
Michael D. Cahill, Chief Executive Officer